 Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of March 30, 2017 (this “Agreement”), is entered into by and among Leslee Dart, Amanda Lundberg, Allan Mayer and the Beatrice B. Trust (collectively, the “Shareholders” and each individually a “Shareholder”), and Dolphin Digital Media, Inc., a Florida corporation (the “Company”).

WHEREAS, the Company, the Shareholders and the Beatrice B. Trust have entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) pursuant to which the Shareholders will receive shares of the Company’s common stock, par value $0.015 (“Common Stock”), in consideration for all of the membership interests in 42West, LLC, a Delaware limited liability company, held by the Shareholders, all upon the terms and subject to the conditions set forth in the Purchase Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, the Company and the Shareholders hereby agree as follows:

ARTICLE I
DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Additional Consideration Shares” means those shares of Common Stock issued to each of the Shareholders pursuant to Section 2.6 of the Purchase Agreement.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Closing Dolphin Shares” has the meaning ascribed to such term in the Purchase Agreement.

“Commission” means the United States Securities and Exchange Commission and any successor agency.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Person” means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act, including the rules promulgated thereunder.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means the Shareholder Shares; provided, however, that any Registrable Securities shall cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities has been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities may be sold without manner of sale, volume or other restriction pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such Registrable Securities cease to be outstanding.

“Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shareholder Shares” means the Closing Dolphin Shares, the Post-Closing Dolphin Shares and the Additional Consideration Shares, if any, whether or not subject to transfer or other restrictions, now or hereafter beneficially owned by the Shareholders, including any securities issued or issuable in respect of the Closing Dolphin Shares, the Post-Closing Dolphin Shares or the Additional Consideration Shares, if any, as a result of conversion, exchange, recapitalization, reorganization, replacement, stock dividend, stock split or other distribution.

ARTICLE II
REGISTRATION RIGHTS

Section 2.1 Demand Registration.

(a) At any time after the one-year anniversary of this Agreement, holders of at least a majority of the Registrable Securities then outstanding may request registration under the Securities Act of up to 25% of the aggregate Registrable Securities held by all holders of Registrable Securities at that time pursuant to a Registration Statement on Form S-1 or any successor form thereto (each, a “Long-Form Registration”).  Each request for a Long-Form Registration shall specify the number of Registrable Securities requested to be included in the Long-Form Registration.  Upon receipt of any such request, the Company shall promptly (but in no event later than ten (10) days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who will then have five (5) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration; provided, however, in the event the aggregate amount of Registrable Securities requested to be included by holders of Registrable Securities exceeds 25% of the aggregate Registrable Securities held by all holders of Registrable Securities at that time, the number of Regsitrable Securities to be included by each such holder shall be allocated among them as agreed upon by such holders.  The Company shall prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form S-1 or any successor form thereto covering all of the Registrable Securities that the holders thereof have requested to be included in such Long-Form Registration within ninety (90) days after the date on which the initial request is given and shall use its reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.  The Company shall not be required to effect a Long-Form Registration more than once for the holders of Registrable Securities as a group; provided, that a Registration Statement shall not count as a Long-Form Registration requested under this Section 2.1(a) unless and until it has become effective and the holders requesting such registration are able to register and sell at least 50% of the Registrable Securities requested to be included in such registration.

(b) The Company shall use its reasonable efforts to qualify and remain qualified to register the offer and sale of securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto.  At such time as the Company shall have qualified for the use of a Registration Statement on Form S-3 or any successor form thereto, the holders of at least a majority of the Registrable Securities then outstanding shall have the right to request a single registration under the Securities Act of up to 25% of the aggregate Registrable Securities held by all holders of Registrable Securities at that time pursuant to a Registration Statement on Form S-3 or any similar short-form Registration Statement (each, a “Short-Form Registration” and, together with each Long-Form Registration, a “Demand Registration”).  Each request for a Short-Form Registration shall specify the number of Registrable Securities requested to be included in the Short-Form Registration.  Upon receipt of any such request, the Company shall promptly (but in no event later than ten (10) days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have five (5) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration.  The Company shall prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form S-3 or any successor form thereto covering all of the Registrable Securities that the holders thereof have requested to be included in such Short-Form Registration within sixty (60) days after the date on which the initial request is given and shall use its reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

(c) The Company may postpone for up to ninety (90) days the filing or effectiveness of a Registration Statement for a Demand Registration if the Board determines in its reasonable good faith judgment that such Demand Registration would (i) materially interfere with a significant acquisition, corporate organization, financing, securities offering or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided that in such event the holders of at least a majority of the Registrable Securities initiating such Demand Registration shall be entitled to withdraw such request and, if such request for a Demand Registration is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all registration expenses in connection with such registration.

(d) If a Demand Registration involves an underwritten offering and the managing underwriter of the requested Demand Registration advises the Company and the holders of Registrable Securities in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in the Demand Registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such Demand Registration would adversely affect the price per share of the Common Stock proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration (i) first, the shares of Common Stock that the holders of Registrable Securities propose to sell, and (ii) second, the shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree.  If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder.

Section 2.2 Registration Procedures.  In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall, as expeditiously as possible:

(a) before filing with the Commission a registration statement or prospectus thereto with respect to the Registrable Securities and any amendments or supplements thereto, at the Company’s expense, furnish to counsel to the Shareholders (or if applicable, the Shareholder Representative) copies of all such documents (other than documents that are incorporated by reference) proposed to be filed and such other documents reasonably requested by the Shareholders (or if applicable, the Shareholder Representative) and provide a reasonable opportunity for review and comment on such documents by counsel to the Shareholders (or if applicable, the Shareholder Representative);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement and as may be necessary to keep such registration statement effective;

(c) furnish to each Shareholder selling Registrable Securities such numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto) and any exhibits filed therewith or documents incorporated by reference therein as such Shareholder may reasonably request to facilitate the disposition of such Registrable Securities;

(d) use all reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably appropriate for the distribution of the Registrable Securities covered by the registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would not be required to qualify but for the requirements of this paragraph (d); provided, further, that the Company shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that any Shareholder submit any shares of its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless such Shareholder agrees to do so;

(e) use all reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered and approved by such other domestic governmental agencies or authorities, if any, as may be necessary to enable the Shareholders to consummate the disposition of such Registrable Securities;

(f) promptly notify each Shareholder at any time when a prospectus relating to the sale of Registrable Securities is required to be delivered under the Securities Act of the happening of any event, as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of a Shareholder promptly prepare and furnish to such Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) to the extent any registration pursuant to Section 2.1 is by means of an underwritten offering, enter into customary agreements (including, if the method of distribution is by means of an underwriting, an underwriting agreement in customary form);

(h) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(i) notify each Shareholder, promptly after it shall receive notice thereof, of the time when such registration statement, or any post-effective amendments to the registration statement, shall have become effective, or a supplement to any prospectus forming part of such registration statement has been filed;

(j) respond as soon as reasonably practicable to any and all comments received from the Commission or the staff of the Commission with a view towards causing such registration statement or any amendment thereto to be declared effective by the Commission as soon as reasonably practicable;

(k) advise each Shareholder promptly after it shall receive notice or obtain knowledge thereof, of (i) the issuance of any stop order, injunction or other order or requirement by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose, (ii) the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation or threat of initiation of any proceedings for that purpose and (iii) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension; and

(l) within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any registration statement or prospectus used under this Agreement (and any offering covered thereby).

Section 2.3 Furnish Information.  The Shareholders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the registration of the Registrable Securities.

Section 2.4 Expenses of Registration.  All expenses incurred in connection with each registration statement pursuant to this Agreement, excluding underwriters’ discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees, stock exchange fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws and the fees and disbursements of counsel for the Company shall be paid by the Company.

Section 2.5 Underwriting Requirements.  In connection with any underwritten offering pursuant to Section 2.1, the Company shall not be required to include shares of Registrable Securities in such underwritten offering unless the holders of such shares of Registrable Securities accept the terms of the underwriting of such offering that have been agreed upon between the Company and the underwriters and such holders of Registrable Securities complete and execute all questionnaires, powers of attorney, indemnities and other documents required under the terms of such underwriting agreement; provided, that no Shareholder selling Registrable Securities in any such underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Shareholder, such Shareholder’s ownership of Registrable Securities to be sold in the offering, such Shareholder’s intended method of distribution and any other representation required by law).  If any Shareholder selling Registrable Securities in any such underwritten registration disapproves of the terms of such underwriting, then such Shareholder may elect to withdraw therefrom by delivering written notice to the Company and the managing underwriter, which notice must be delivered no later than the date immediately preceding the date on which the underwriters price such offering.

Section 2.6 Covenants Relating to Rule 144.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the Shareholders’ sale of the Registrable Securities to the public without registration, the Company agrees, so long as a Shareholder owns any Registrable Securities, to:

(a)           make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)           use its best efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act; and

(c)           furnish, unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system, to a Shareholder forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company, and (ii) such other reports and documents of the Company so filed with the Commission (other than comment letters and other correspondence between the Company and the Commission or its staff) as such Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Shareholder to sell any such securities without registration.

Section 2.7 Indemnification.  In the event any Registrable Securities is included in a registration statement under this Agreement:

(a) The Company shall indemnify, defend and hold harmless each Shareholder, such Shareholder’s directors and officers, each person who participates in the offering of such Registrable Securities, and each person, if any, who controls such Shareholder or participating person within the meaning of the Securities Act, against any losses, claims, damages, liabilities, expenses or actions, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, expenses or actions (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Shareholder, such Shareholder’s directors and officers, such participating person or controlling person for any documented legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them) in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the reasonable consent of the Company; provided, further, that the Company shall not be liable to any Shareholder, such Shareholder’s directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability, expense or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use therein, by any such Shareholder, such Shareholder’s directors and officers, participating person or controlling person.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Shareholder, such Shareholder’s directors and officers, participating person or controlling person, and shall survive the transfer of such securities by such Shareholder.

(b) Each Shareholder whose shares of Registrable Securities are included in the registration being effected shall, severally and not jointly, indemnify, defend and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act, and each agent for the Company against any losses, claims, damages, liabilities, expenses or actions to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, expenses or actions (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments on supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Shareholder expressly for use therein; and each such Shareholder shall reimburse any documented legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or agent (but not in excess of expenses incurred in respect of one counsel for all of them) in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expense or action if such settlement is effected without the reasonable consent of such Shareholder; provided, further, that the liability of each Shareholder hereunder shall be limited to the proportion of any such loss, claim, damage, liability, expense or action which is equal to the proportion that the net proceeds from the sale of the shares sold by such Shareholder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Shareholder (after the deduction of all underwriters’ discounts and commissions and all other expenses paid by such Shareholder in connection with such registration) from the sale of Registrable Securities covered by such registration statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, the Company’s directors and officers, participating person or controlling person, and shall survive the transfer of such securities by such Shareholder.

(c) Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party, (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or (iii) in the reasonable opinion of such indemnified party representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, in which case the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining separate legal counsel); provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party.  The failure to notify an indemnifying party promptly of the commencement of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this Section 2.7, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

(d) (i)           To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, expenses or actions referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act,) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(iii) The liability of each Shareholder in respect of any contribution obligation of such Shareholder under this Agreement with respect to a particular registration shall not exceed the net proceeds (after the deduction of all underwriters’ discounts and commissions and all other expenses paid by such Shareholder in connection with such registration) received by such Shareholder from the sale of the Registrable Securities covered by such registration statement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company.  The Company represents and warrants to the Shareholders as follows:

(a) the Company has the requisite corporate power and authority to execute, deliver and perform this Agreement;

(b) this Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws, now or hereafter in effect relating to or limiting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief and certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought;

(c) the execution, delivery and performance of this Agreement by the Company do not violate or conflict with or constitute a default under the Company’s certificate of incorporation or bylaws; and

(d) no holders of Common Stock or any securities converted into Common Stock have been granted as of the date of this Agreement registration rights superior to or pari passu to those granted to the Shareholders.

Section 3.2 Representations and Warranties of the Shareholders.  Each Shareholder represents and warrants to the Company as follows:

(a) such Shareholder has the requisite power and authority (whether corporate or otherwise) to execute, deliver and perform this Agreement;

(b) this Agreement has been duly and validly authorized, executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect relating to or limiting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief and certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought; and

(c) as of the date of this Agreement, such Shareholder does not own any securities of the Company other than the Company’s Common Stock received pursuant to the Purchase Agreement.

ARTICLE IV
MISCELLANEOUS

Section 4.1 Interpretation.

(a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(c) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include the Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement.

Section 4.2 Amendments.  No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by the Company and each of the Shareholders (or if applicable, the Shareholder Representative).

Section 4.3 Assignment.  Except where otherwise expressly provided herein, this Agreement and the rights and obligations hereunder shall not be assignable or transferable by the parties hereto (except by operation of law in connection with a merger, or pursuant sale of substantially all the assets, of a party hereto) without the prior written consent of the Company, in the case of a Shareholder, or the Shareholders (or if applicable, the Shareholder Representative), in the case of the Company.  Any attempted assignment in violation of this Section 4.3 shall be void.

Section 4.4 No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their respective permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

Section 4.5 Notices.

(a) All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Company:	Dolphin Digital Media, Inc. 2151 LeJeune Road Suite 150-Mezzanine Coral Gables, FL 33134 Attention: William O’Dowd Fax: (305) 774-0405 Email: billodowd@dolphinentertainment.com
with a copy to (which shall not constitute notice to the Company):	Greenberg Traurig, P.A. 333 Avenue of the Americas Miami, FL 33131 Attention: Randy Bullard Fax No: (305) 961-5532 Email: Bullardr@gtlaw.com
If to a Shareholder, to the respective address set forth on Appendix A.
with a copy to (which shall not constitute notice to any Shareholder):	Davis & Gilbert LLP 1740 Broadway New York, New York 10019 Attention: Brad J. Schwartzberg, Esq. Fax No.: (212) 468-4888 Email: Bschwartzberg@dglaw.com

(b) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 4.5.

Section 4.6 Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.  Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service, including by email attachment, shall be considered original executed counterparts for purposes of this Agreement.

Section 4.7 Severability.  If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

Section 4.8 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that State, without regard to conflicts of laws principles.

(b) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in New York, New York, and the parties hereby irrevocably submit to the exclusive jurisdiction of such court (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.  The consent to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties or as specifically provided herein.  The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.  Each party irrevocably consents to the service of any and all process in any such action, suit or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 4.5.

(c) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 4.9 Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 4.10 Shareholder Representative.  The Shareholders, from time to time, by holders of a majority of the Registrable Securities held by all Shareholders, may appoint one of the Shareholders, as the Shareholder Representative, as his or her true and lawful attorney-in-fact (i) to give and receive all notices and communications required or permitted under this Agreement, (ii) to agree to, negotiate, enter into settlements and compromises with respect to this Agreement, (iii) to negotiate, agree and enter into any amendments to this Agreement as per Section 4.2 of this Agreement, and (iv) to communicate to the Company any elections of the Shareholders with respect to the registration rights provided for in ARTICLE II hereof.  If so designated, the Shareholder Representative may take all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of any of the foregoing, each Shareholder agreeing to be fully bound by the acts, decisions and agreements of the Shareholder Representative taken and done pursuant to the authority herein granted.  The Shareholder Representative shall not be liable, responsible or accountable in damages or otherwise to the Shareholders for any loss or damage incurred by reason of any act or failure to act by the Shareholder Representative, and each Shareholder shall jointly and severally indemnify and hold harmless the Shareholder Representative against any loss or damage except to the extent such loss or damage shall have been the result of the individual gross negligence or willful misconduct of the Shareholder Representative.  In the event that the Shareholder Representative dies, becomes incapacitated or otherwise stops fulfilling his or her duties, the Shareholders shall promptly select an alternate person to serve as the Shareholder Representative and shall promptly notify the Company of such selection.  The Company may conclusively and absolutely rely, without inquiry, upon any decision, act, consent, notice or instruction of the Shareholder Representative as being the decision, act, consent, notice or instruction of each of and all of the Shareholders.  The Company is hereby relieved from any liability to any Person, including any Shareholder, for any acts done by it in accordance with or reliance on such decision, act, consent, notice or instruction of the Shareholder Representative.  All notices or other communications required to be made or delivered by the Company to the Shareholders shall be made to the Shareholder Representative for the benefit of the Shareholders, and any notices so made shall discharge in full all notice requirements of the Company to the Shareholders with respect thereto.  All notices or other communications required to be made or delivered by the Shareholders to the Company shall be made by the Shareholder Representative for the benefit of the Shareholders, and any notices so made shall discharge in full all notice requirements of the Shareholders to the Company with respect thereto.

Section 4.11 Termination.  The provisions of this Agreement shall terminate as to a particular Shareholder at such time as the Shareholder no longer holds any Registrable Securities.

Section 4.12 Change in Law.  In the event any law, rule or regulation comes into force or effect which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise this Agreement to achieve the parties’ intention set forth herein.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first above written.

THE COMPANY:                                                      DOLPHIN DIGITAL MEDIA, INC.

By: /s/ William O'Dowd
Name: William O'Dowd
Title:   Chief Executive Officer

SHAREHOLDERS:

/s/ Leslee Dart
Leslee Dart

/s/ Amanda Lundberg
Amanda Lundberg

/s/ Allan Mayer
Allan Mayer

[Signature Page to Registration Rights Agreement]

BEATRICE B. TRUST

By: /s/ Marc I. Stern
Marc I. Stern, as Trustee

[Signature Page to Registration Rights Agreement]

APPENDIX A
SHAREHOLDERS

Leslee Dart

Amanda Lundberg

Allan Mayer

Beatrice B. Trust

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